Exhibit 99.1

Contact:	Kenneth A. Kurtzman
(203) 252-5833

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS

THIRD QUARTER 2012 FINANCIAL RESULTS

HAMILTON, BERMUDA, October 17, 2012 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $84.9 million and diluted earnings per common share of $2.54 for the quarter ended September 30, 2012.

The results for the quarter include net premiums earned of $138.6 million, net favorable development of $61.3 million, net investment income of $23.2 million and net realized gains on investments of $23.0 million, partially offset by $17.6 million of underwriting losses related to North American crop reinsurance.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our results reflect favorable prior period development, a low level of major catastrophe activity, crop losses arising from the severe U.S. drought conditions, strong investment results on a total return basis and active capital management. Our book value per common share grew to $54.60 as of September 30, 2012, an increase of 5.3% from June 30, 2012.”

Mr. Price added, “As we conclude our tenth full year of operations as a public company, our strong balance sheet and excellent reinsurance market access leave us well positioned for the underwriting, investment and capital management opportunities that lie ahead.”

Results for the quarter ended September 30, 2012 are summarized as follows:

•	Net income was $84.9 million and diluted earnings per common share were $2.54.

•	Gross premiums written were $146.3 million.

•	Net premiums written were $146.0 million and net premiums earned were $138.6 million.

•	Combined ratio was 61.3%.

•	Net investment income was $23.2 million.

•	Net realized gains on investments were $23.0 million.

Results for the quarter ended September 30, 2012 as compared with the quarter ended September 30, 2011 are summarized as follows:

•	Net income was $84.9 million versus a net loss of $53.5 million.

•	Gross premiums written decreased $31.4 million (or 17.7%).

•	Net premiums written decreased $31.1 million (or 17.6%) and net premiums earned decreased $28.2 million (or 16.9%).

•	Combined ratio decreased 84.3 percentage points.

•	Net investment income decreased $6.6 million (or 22.0%).

•	Net realized gains on investments increased $15.5 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2012 were $64.9 million, $72.4 million and $8.7 million, respectively, representing 44.4%, 49.6% and 6.0%, respectively, of total net premiums written. Combined ratios for these segments were 67.1%, 52.3% and 104.3%, respectively. Compared with the quarter ended September 30, 2011, net premiums written decreased $36.8 million (or 36.2%) and $0.3 million (or 0.5%) in the Property and Marine and Casualty segments, respectively, and increased $5.9 million (or 212.1%) in the Finite Risk segment.

Results for the nine months ended September 30, 2012 are summarized as follows:

•	Net income was $205.7 million and diluted earnings per common share were $5.98.

•	Gross premiums written were $431.5 million.

•	Net premiums written were $431.1 million and net premiums earned were $421.9 million.

•	Combined ratio was 75.2%.

•	Net investment income was $77.9 million.

•	Net realized gains on investments were $70.3 million.

Results for the nine months ended September 30, 2012 as compared with the nine months ended September 30, 2011 are summarized as follows:

•	Net income was $205.7 million versus a net loss of $231.1 million.

•	Gross premiums written decreased $101.0 million (or 19.0%).

•	Net premiums written decreased $66.7 million (or 13.4%) and net premiums earned decreased $100.3 million (or 19.2%).

•	Combined ratio decreased 80.9 percentage points.

•	Net investment income decreased $18.2 million (or 18.9%).

•	Net realized gains on investments increased $67.1 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2012 were $194.7 million, $219.4 million and $16.9 million, respectively, representing 45.2%, 50.9% and 3.9%, respectively, of total net premiums written. Combined ratios for these segments were 71.2%, 76.7% and 107.1%, respectively. Compared with the nine months ended September 30, 2011, net premiums written decreased $73.1 million (or 27.3%) and $3.0 million (or 1.4%) in the Property and Marine and Casualty segments, respectively, and increased $9.4 million (or 125.6%) in the Finite Risk segment.

Total assets were $4.5 billion as of September 30, 2012, a decrease of $58.7 million (or 1.3%) from December 31, 2011. Investments and cash and cash equivalents were $4.1 billion as of September 30, 2012, a decrease of $48.5 million (or 1.2%) from December 31, 2011.

Shareholders’ equity was $1.8 billion as of September 30, 2012, an increase of $99.1 million (or 5.9%) from December 31, 2011.  Book value per common share was $54.60 as of September 30, 2012 based on 32.8 million common shares outstanding, an increase of $7.01 (or 14.7%) from $47.59 as of December 31, 2011 based on 35.5 million common shares outstanding. During the quarter ended September 30, 2012, the Company repurchased an aggregate of 491,791 common shares for $19.7 million at a weighted average cost, including commissions, of $40.05 per share.  During the nine months ended September 30, 2012, the Company repurchased 2,956,262 common shares for approximately $109.6 million at a weighted average cost, including commissions, of $37.08 per share.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, October 18, 2012 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 800-419-9895 (US callers) or 913-981-5550 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 1779417.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, October 18, 2012 until 11:00 a.m. Eastern time on Thursday, October 25, 2012.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 1779417. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss), related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income (loss) before income taxes and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of catastrophic loss protection on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; fluctuations in the mortgage-backed and asset-backed securities markets; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2011.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2012 and December 31, 2011
($ and amounts in thousands, except per share data)

	(unaudited)
	September 30,	December 31,
	2012	2011
Assets
Investments:
Fixed maturity securities	$2,293,094	$2,788,700
Short-term investments	165,741	588,834
Cash and cash equivalents	1,662,679	792,510
Accrued investment income	23,856	29,440
Reinsurance premiums receivable	150,775	159,387
Reinsurance balances (prepaid and recoverable)	4,335	14,662
Funds held by ceding companies	113,310	94,546
Deferred acquisition costs	29,189	28,779
Other assets	49,943	54,753
Total assets	$4,492,922	$4,551,611

Liabilities
Unpaid losses and loss adjustment expenses	$2,160,154	$2,389,614
Unearned premiums	122,150	121,164
Debt obligations	250,000	250,000
Commissions payable	67,489	62,773
Other liabilities	103,183	37,201
Total liabilities	$2,702,976	$2,860,752

Shareholders' Equity
Common shares	$328	$355
Additional paid-in capital	211,546	313,730
Accumulated other comprehensive income	150,387	146,635
Retained earnings	1,427,685	1,230,139
Total shareholders' equity	$1,789,946	$1,690,859

Total liabilities and shareholders' equity	$4,492,922	$4,551,611

Book value per common share (1)	$54.60	$47.59

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 32,782 and 35,526 at September 30, 2012 and December 31, 2011, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Nine Months Ended September 30, 2012 and 2011
($ and amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue
Net premiums earned	$138,588	$166,813	$421,875	$522,130
Net investment income	23,209	29,762	77,916	96,105
Net realized gains on investments	22,982	7,498	70,299	3,216
Net impairment losses on investments	(699)	(4,451)	(2,882)	(7,624)
Other income (expense)	(96)	(198)	(766)	838
Total revenue	183,984	199,424	566,442	614,665

Expenses
Net losses and loss adjustment expenses	45,117	201,453	191,430	680,405
Net acquisition expenses	26,168	30,208	87,025	98,273
Net changes in fair value of derivatives	-	4,546	-	5,294
Operating expenses	19,966	14,755	56,645	49,011
Net foreign currency exchange losses (gains)	541	(982)	763	(179)
Interest expense	4,775	4,769	14,321	14,302
Total expenses	96,567	254,749	350,184	847,106

Income (loss) before income taxes	87,417	(55,325)	216,258	(232,441)
Income tax expense (benefit)	2,553	(1,790)	10,575	(1,313)
Net income (loss)	$84,864	$(53,535)	$205,683	$(231,128)

Basic
Weighted average common shares outstanding	32,996	37,183	34,063	37,165
Basic earnings (loss) per common share	$2.56	$(1.43)	$6.02	$(6.18)

Diluted
Adjusted weighted average common shares outstanding	33,272	37,360	34,286	37,578
Diluted earnings (loss) per common share (1)	$2.54	$(1.43)	$5.98	$(6.18)

Comprehensive income (loss)
Net income (loss)	$84,864	$(53,535)	$205,683	$(231,128)
Other comprehensive income (loss), net of deferred taxes	1,825	86,804	3,752	151,326
Comprehensive income (loss)	$86,689	$33,269	$209,435	$(79,802)

(1)
During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended September 30, 2012 and 2011
($ in thousands)

	Three Months Ended September 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$64,876	$72,358	$8,745	$145,979

Net premiums earned	61,900	70,326	6,362	138,588
Net losses and loss adjustment expenses	26,790	14,358	3,969	45,117
Net acquisition expenses	7,078	16,710	2,380	26,168
Other underwriting expenses	7,661	5,662	289	13,612
Segment underwriting income (loss)*	$20,371	$33,596	$(276)	53,691

Net investment income				23,209
Net realized gains on investments				22,982
Net impairment losses on investments				(699)
Other income (expense)				(96)
Net changes in fair value of derivatives				-
Corporate expenses not allocated to segments				(6,354)
Net foreign currency exchange (losses) gains				(541)
Interest expense				(4,775)
Income (loss) before income taxes				$87,417

Underwriting ratios:*
Net loss and loss adjustment expense	43.3%	20.4%	62.4%	32.6%
Net acquisition expense	11.4%	23.8%	37.4%	18.9%
Other underwriting expense	12.4%	8.1%	4.5%	9.8%
Combined	67.1%	52.3%	104.3%	61.3%

	Three Months Ended September 30, 2011
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$101,633	$72,689	$2,802	$177,124

Net premiums earned	85,239	78,021	3,553	166,813
Net losses and loss adjustment expenses	156,995	42,704	1,754	201,453
Net acquisition expenses	12,068	16,780	1,360	30,208
Other underwriting expenses	6,686	4,300	218	11,204
Segment underwriting income (loss)*	$(90,510)	$14,237	$221	(76,052)

Net investment income				29,762
Net realized gains on investments				7,498
Net impairment losses on investments				(4,451)
Other income (expense)				(198)
Net changes in fair value of derivatives				(4,546)
Corporate expenses not allocated to segments				(3,551)
Net foreign currency exchange (losses) gains				982
Interest expense				(4,769)
Income (loss) before income taxes				$(55,325)

Underwriting ratios:*
Net loss and loss adjustment expense	184.2%	54.7%	49.4%	120.8%
Net acquisition expense	14.2%	21.5%	38.3%	18.1%
Other underwriting expense	7.8%	5.5%	6.1%	6.7%
Combined	206.2%	81.7%	93.8%	145.6%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Nine Months Ended September 30, 2012 and 2011
($ in thousands)

	Nine Months Ended September 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$194,724	$219,436	$16,939	$431,099

Net premiums earned	186,066	221,838	13,971	421,875
Net losses and loss adjustment expenses	85,380	101,245	4,805	191,430
Net acquisition expenses	25,034	52,572	9,419	87,025
Other underwriting expenses	21,950	16,323	747	39,020
Segment underwriting income (loss)*	$53,702	$51,698	$(1,000)	104,400

Net investment income				77,916
Net realized gains on investments				70,299
Net impairment losses on investments				(2,882)
Other income (expense)				(766)
Net changes in fair value of derivatives				-
Corporate expenses not allocated to segments				(17,625)
Net foreign currency exchange (losses) gains				(763)
Interest expense				(14,321)
Income (loss) before income taxes				$216,258

Underwriting ratios:*
Net loss and loss adjustment expense	45.9%	45.6%	34.4%	45.4%
Net acquisition expense	13.5%	23.7%	67.4%	20.6%
Other underwriting expense	11.8%	7.4%	5.3%	9.2%
Combined	71.2%	76.7%	107.1%	75.2%

	Nine Months Ended September 30, 2011
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$267,846	$222,442	$7,508	$497,796

Net premiums earned	274,996	235,949	11,185	522,130
Net losses and loss adjustment expenses	551,868	126,191	2,346	680,405
Net acquisition expenses	37,703	53,487	7,083	98,273
Other underwriting expenses	21,281	14,461	717	36,459
Segment underwriting income (loss)*	$(335,856)	$41,810	$1,039	(293,007)

Net investment income				96,105
Net realized gains on investments				3,216
Net impairment losses on investments				(7,624)
Other income (expense)				838
Net changes in fair value of derivatives				(5,294)
Corporate expenses not allocated to segments				(12,552)
Net foreign currency exchange (losses) gains				179
Interest expense				(14,302)
Income (loss) before income taxes				$(232,441)

Underwriting ratios:*
Net loss and loss adjustment expense	200.7%	53.5%	21.0%	130.3%
Net acquisition expense	13.7%	22.7%	63.3%	18.8%
Other underwriting expense	7.7%	6.1%	6.4%	7.0%
Combined	222.1%	82.3%	90.7%	156.1%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.